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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form SB-2 being filed by Ambassador Eyewear Group, Inc. of our report dated December 22, 1995 on the combined financial statements of Renaissance Eyewear, Inc. for the year ended October 31, 1995. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of the Registration Statement.

                                          /s/ J. H. COHN LLP
                                          --------------------------------------
                                          J. H. COHN LLP


Roseland, New Jersey
February 16, 1998